Oportun First Quarter 2020 Revenue Up 18 Percent
Managed Principal Balance at End of Period Up 20 Percent
Book Value Per Share of $17.81 and Adjusted Tangible Book Value Per Share of $17.27

SAN CARLOS, CA – May 14, 2020 – Oportun Financial Corporation (Nasdaq: OPRT) (“Oportun” and the "Company") today reported financial results for the first quarter ended March 31, 2020.
“Oportun is demonstrating its resiliency in this challenging environment as we remain focused and responsive to the needs of our customers and employees,” said Raul Vazquez, CEO of Oportun. “The decisive and proactive actions to adapt our credit underwriting, enhance our customer servicing and manage our liquidity will help ensure that we can continue serving as many of our customers as possible, and I am confident that our company will be even stronger when this crisis finally recedes. I want to express my gratitude once again to our employees for living our values and making it possible to continue fulfilling our mission of serving our communities.”
First Quarter 2020 Financial Results

•	Aggregate Originations were $432.8M, up 4% year-over-year ("Y/Y")

•	Active Customers of 777,194, up 11% Y/Y

•	Managed Principal Balance at End of Period was $2.2B, up 20% Y/Y

•	30+ Day Delinquency Rate of 3.8% as compared to 3.6% for the prior-year period

•	Annualized Net Charge-Off Rate of 8.9% as compared to 8.3% for the prior-year period

•	Total revenue and Fair Value Pro Forma ("FVPF") Total Revenue of $163.4M, up 18% and 19% Y/Y, respectively

•	Net loss of $13.3M as compared to net income of $14.6M in the prior-year period

•	Adjusted Net Loss of $1.2M as compared to Adjusted Net Income of $9.6M in the prior-year period

•	Loss per share of $0.49 as compared to earnings per share of $0.57 in the prior-year period

•	Adjusted Loss Per Share of $0.04 as compared to Adjusted Earnings Per Share of $0.43 in the prior-year period

•	Book Value of $483.5 million, or $17.81 per share, and Adjusted Tangible Book Value of $468.8 million, or $17.27 per share, and

•	Adjusted EBITDA of $17.9M as compared to $18.9M in the prior-year period

Operating Results

Metric	GAAP		Adjusted[1]
	1Q20	1Q19	1Q20	1Q19
Total revenue	$163.4	$138.3	$163.4	$137.4
Net income (loss)	($13.3)	$14.6	($1.2)	$9.6
Diluted earnings (loss) per share	($0.49)	$0.51	($0.04)	$0.43
Annualized Net Charge-Off Rate	8.9%	8.3%	8.9%	8.3%

Dollars in millions, except net charge-off rate and per share amounts.

1 To facilitate useful measures for period-to-period comparisons of its business, the Company presents key financial information on an adjusted basis, as if the fair value option had been elected since inception for all loans originated and held for investment and all asset-backed notes issued. FVPF total revenue and the other adjusted figures are non-GAAP financial measures, which the Company reports in addition to, and not as a substitute for, financial measures calculated in accordance with GAAP. See the section entitled “About Non‑GAAP Financial Measures” for an explanation of non‑GAAP measures, and the table entitled “Reconciliation of Non‑GAAP Financial Measures” for a reconciliation of non‑GAAP to GAAP measures.

First Quarter 2020 – Financial and Operating Highlights

To facilitate useful measures for period-to-period comparisons, the Company has provided below unaudited financial information for the three-month periods ended March 31, 2020 and 2019 on a GAAP basis as well as a FVPF Adjusted basis. The FVPF and adjusted financial results reflect the Company's performance as if the fair value option had been elected since inception for all loans originated and held for investment and all asset-backed notes issued. All figures are as of March 31, 2020, unless otherwise noted.

Since late January, Oportun has consistently monitored and proactively navigated the COVID-19 pandemic. The Company has taken actions to manage its business in a thoughtful and conservative manner throughout this fluid situation, while ensuring the health and safety of employees and prudently pursuing its mission to provide customers with greater access to affordable financial services. Oportun believes it is well positioned strategically and financially to adapt its business to the current environment.

Safeguarding employees and customers

The health and safety of Oportun’s employees and customers is paramount as the Company fulfills its responsibility as part of an “Essential Critical Infrastructure Sector” of maintaining operations to support customers in need. Oportun is taking all necessary healthcare precautions in accordance with the guidelines of the Center for Disease Control and Prevention and state and local authorities. The Company has adopted social distancing procedures and other safety protocols within its retail locations and contact centers. As of April 30, 2020, 337 of Oportun's 342 retail locations remained open and all six of its contact centers continue to operate. Additionally, Oportun has increased the benefits it offers to employees, including increased sick leave, stipends to cover incremental childcare expenses, cash advances and access to its employee assistance fund. Whenever necessary, the Company’s teams have seamlessly adapted to working remotely.

First Quarter 2020 Financial Results

Total Revenue and FVPF Total Revenue – Total revenue for the first quarter was $163.4 million, increasing 18% compared to the prior-year quarter. FVPF Total Revenue was $163.4 million for the first quarter, up 19% compared to the prior-year quarter. The increase in total revenue and FVPF Total Revenue is primarily attributable to growth in our Average Daily Principal Balance, which grew from $1.5 billion for the three months ended March 31, 2019 to $1.9 billion for the three months ended March 31, 2020, an increase of 22.0%. This was partially offset by a decrease in portfolio yield of 14 basis points due to returning customers receiving lower interest rates.

Net Income (Loss) and Adjusted Net Income (Loss) – Net income (loss) was $(13.3) million, as compared to $14.6 million in the prior-year quarter. Adjusted Net Income (Loss) was $(1.2) million compared to $9.6 million in the prior-year quarter. The decreases in net income and Adjusted Net Income reflect a reduction in the fair value of the Company's loan portfolio in the first quarter as a result of the macro-economic changes associated with the COVID-19 pandemic and higher interest rates and credit spreads as compared to the prior-year quarter. The decrease in fair value associated with the mark-to-market decrease in loans receivable was partially offset by a mark-to-market increase related to the reduction in value of the Company's asset-backed notes and current period charge-offs.

Earnings (Loss) Per Share and Adjusted EPS – GAAP net loss per share, basic and diluted, were both $(0.49), as compared to basic and diluted earnings per share of $0.57 and $0.51, respectively, in the prior-year quarter. Adjusted EPS was $(0.04) as compared to $0.43 in the prior-year quarter.

Adjusted EBITDA – Adjusted EBITDA was $17.9 million, down from $18.9 million in the prior-year quarter. The Company believes that Adjusted EBITDA is a useful metric because it is a proxy for Oportun's pre-tax cash profitability. In addition to adding back taxes, depreciation, amortization, stock-based compensation and one-time events, Adjusted EBITDA also excludes the non-cash impact of fair value accounting. Adjusted EBITDA as a percentage of FVPF Total Revenue was 10.9% and 13.7% for the first quarter 2020 and 2019, respectively. The lower Adjusted EBITDA Margin compared to the prior-year quarter was primarily due to reduced originations and lower application volumes in the second half of March, along with investments associated with new products and services as well as additional investments in technology, engineering, data science and public company expenses.

Credit and Operating Metrics

As news of the pandemic’s spread began to surface, Oportun proactively implemented a series of changes to its underwriting criteria to reduce the Company’s credit-loss exposure. Oportun has also reduced loan sizes by credit tier to better manage credit outcomes. Oportun remains committed to working with its customers during this uncertain time. Starting the last week of March, the Company began offering initial emergency hardship deferments of one month to customers who indicated they had been economically impacted by the COVID-19 pandemic. Oportun may consider Emergency Hardship Deferrals, granted one month at a time, for borrowers who continue to be impacted. As of April 30, 2020, 14.6% of its Owned Principal Balance at End of Period was in deferral status under the Emergency Hardship Deferral program. This number had decreased to 8.6% as of May 12, 2020.

Net Charge-Off Rate – The Annualized Net Charge-Off Rate for the quarter was 8.9%, compared to 8.3% for the prior-year quarter. The Annualized Net Charge-Off Rate for the month of April was 9.4%.

Delinquency Rate – 30+ day delinquencies were 3.8% at the end of the quarter, compared to 3.6% at the end of the prior-year quarter, consistent with the Company's preliminary estimate. For the periods ending April 30, 2020 and May 12, 2020, the 30+ day delinquencies were 4.0% and 4.1%, respectively.

Operating Efficiency and Adjusted Operating Efficiency – Operating Efficiency for the quarter was 60.3% as compared to 56.9% in the prior-year quarter. Adjusted Operating Efficiency for the first quarter was 57.8%, as compared to 55.8% in the prior-year quarter. Adjusted Operating Efficiency decreased as a result of operating expenses growing slightly faster than total revenue. The increase in operating expenses is driven by $4.2 million in investments in new products in the first quarter of 2020, as well as additional investments in technology, engineering, and data science.

Book Value and Adjusted Tangible Book Value – Book Value for the quarter was $483.5 million, or $17.81 per share, and Adjusted Tangible Book Value was $468.8 million, or $17.27 per share.

Return On Equity ("ROE") and Adjusted ROE – ROE for the quarter was (11.0)%, as compared to 16.5% in the prior-year quarter.  Adjusted ROE for the quarter was (1.0)%, as compared to 10.6% in the prior-year quarter.

Funding and Liquidity

Oportun continues to have more than 12 months of liquidity runway, without accessing the securitization market, due to its well-established and diversified funding program.(1) The Company’s balance sheet is characterized by relatively low leverage. Oportun’s term securitizations and its warehouse line are non-recourse to Oportun Financial Corporation and its operating subsidiaries. The Company’s term securitizations allow it to fund new loan originations for the remainder of each securitization’s revolving period; the revolving periods have end dates which range from September 2020 to July 2022.

As of March 31, 2020, cash and cash equivalents were $144.8 million and restricted cash was $61.3 million. FVPF Cost of Debt and FVPF Debt-to-Equity were 4.2% and 3.0x, respectively, for and at the end of the first quarter 2020 as compared to 4.4% and 3.6x, respectively, for and at the end of the prior year. As of March 31, 2020, the Company had $120.0 million of undrawn capacity on its existing $400.0 million warehouse line, which is committed through October 2021 and provided by Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, Jefferies and Natixis, New York Branch. As a result of the decline in loan originations, as of April 30, 2020, we had $188.0 million of undrawn capacity on our warehouse line, as we have transferred certain loans from our warehouse line to pledge to our securitizations. Oportun also continues to sell a percentage of newly originated loans on a whole loan basis at a fixed price pursuant to existing flow sale contracts.

1 As of March 31, 2020, assumes maintaining operations and covering all upcoming debt obligations.

Financial Outlook

Given the ongoing uncertainty surrounding the duration and severity of COVID-19, Oportun is not providing forward-looking guidance at this time. The Company anticipates its future financial performance will be impacted by the pandemic, but the magnitude and timing of this impact is too dependent on external factors to reliably set guidance parameters at this time. Oportun will continue to provide updated information as the impact of the pandemic becomes clearer.

Conference Call

As previously announced, Oportun’s management will host a conference call to discuss first quarter 2020 results at 5:00 p.m. EST (2:00 p.m. PST) today. The dial-in number for the conference call is 877-407-9208 (toll-free) or 201-493-6784 (international). Participants should call in 10 minutes prior to the scheduled start time. A live webcast of the call will be accessible from the Investor Relations page of Oportun's website at https://investor.oportun.com. Both the call and webcast are open to the general public. For those unable to listen to the live broadcast, a replay will be available through Thursday, May 28, 2020, by phone at 844-512-2921 (toll-free) or 412-317-6671 (international), passcode 13702485, and a webcast replay will be available at https://investor.oportun.com for one year. An investor presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, will be available on the Investor Relations page of Oportun's website at https://investor.oportun.com prior to the start of the conference call.

About Non-GAAP Financial Measures

This press release presents information about the Company’s Fair Value Pro Forma ("FVPF") results, FVPF total revenue, Adjusted Net Income, Adjusted EPS, Adjusted Tangible Book Value Per Share, Adjusted EBITDA, Adjusted Operating Efficiency, and Adjusted Return on Equity, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Non-GAAP financial measures are provided in addition to, and not as a substitute for, and are not superior to, financial measures calculated in accordance with GAAP. In addition, the non-GAAP measures the Company uses, as presented, may not be comparable to similar measures used by other companies. Reconciliations of non-GAAP to GAAP measures can be found below.

About Oportun

Oportun (Nasdaq: OPRT) is a high-growth, mission-driven Community Development Financial Institution (CDFI). Oportun provides inclusive, affordable financial services powered by a deep, data-driven understanding of its customers and advanced proprietary technology. By lending money to hardworking, low-to-moderate income individuals, Oportun helps them move forward in their lives, demonstrate their creditworthiness, and establish the credit history they need to access new opportunities. Oportun serves customers in English and Spanish; online and over the phone in 19 states, and in person at over 340 retail locations across 9 of those 19 states. For more information, please visit http://www.oportun.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this draft press release, including statements as to future results of operations and financial position, liquidity runway, planned products and services, planned investments, business strategy and plans and objectives of management for future operations of Oportun are forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause the Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You generally can identify these statements by terms such as “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “predict,” “potential,” “explore,” outlook,” “continue,” “may,” “seek,” “approximately,” “believe,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. Oportun has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent annual report on Form 10-K, and include, but are not limited to, the extent and duration of the COVID-19 pandemic, market and economic disruptions stemming from the COVID-19 pandemic; Oportun’s future financial performance, including trends in revenue, net revenue, operating expenses, and net income; changes in market interest rates; increases in loan delinquencies and charge-offs; Oportun’s ability to operate successfully in a highly regulated industry; the effect of management changes; cyberattacks and security vulnerabilities in Oportun's products and services; and the Oportun’s ability to compete successfully. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Contacts

Investor Contact
Nils Erdmann
650.810.9074
ir@oportun.com

Media Contact
Michael Azzano
Cosmo PR for Oportun
415.596.1978
michael@cosmo-pr.com

Oportun and the Oportun logo are registered trademarks of Oportun, Inc.

Oportun Financial Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share data, unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue
Interest income	$150.7	$126.7
Non-interest income	12.7	11.6
Total revenue	163.4	138.3
Less:
Interest expense	16.4	14.6
Provision (release) for loan losses	—	(0.4)
Decrease in fair value	(66.5)	(25.4)
Net revenue	80.6	98.7

Operating expenses:
Technology and facilities	30.8	21.6
Sales and marketing	24.8	21.3
Personnel	25.6	18.9
Outsourcing and professional fees	13.6	13.5
General, administrative and other	3.8	3.4
Total operating expenses	98.6	78.7

Income (loss) before taxes	(18.0)	20.0
Income tax expense (benefit)	(4.7)	5.4
Net income (loss)	$(13.3)	$14.6

Diluted Earnings (Loss) per Common Share	$(0.49)	$0.51
Diluted Weighted Average Common Shares	27,015,730	3,314,387

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	March 31,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$144.8	$72.2
Restricted cash	61.3	64.0
Loans receivable at fair value	1,760.5	1,882.1
Loans receivable at amortized cost	—	42.5
Less:
Unamortized deferred origination costs and fees, net	—	(0.1)
Allowance for loan losses	—	(4.0)
Loans receivable at amortized cost, net	—	38.5
Loans held for sale	0.1	0.7
Interest and fees receivable, net	18.3	17.2
Right of use assets - operating	51.0	50.5
Deferred tax asset	1.3	1.6
Other assets	80.1	75.2
Total assets	$2,117.3	$2,201.9

Liabilities and stockholders' equity
Liabilities
Secured financing	$279.1	$60.9
Asset-backed notes at fair value	999.1	1,129.2
Asset-backed notes at amortized cost	199.6	359.1
Amount due to whole loan buyer	33.3	33.4
Lease liabilities	53.8	53.4
Deferred tax liabilities	24.7	24.9
Other liabilities	44.3	52.3
Total liabilities	1,633.8	1,713.1
Stockholders' equity
Preferred stock	—	—
Preferred stock, additional paid-in capital	—	—
Common stock	—	—
Common stock, additional paid-in capital	421.7	418.3
Convertible preferred and common stock warrants	0.1	0.1
Accumulated other comprehensive loss	(0.3)	(0.2)
Retained earnings	68.2	76.7
Treasury stock	(6.1)	(6.1)
Total stockholders’ equity	483.5	488.8
Total liabilities and stockholders' equity	$2,117.3	$2,201.9

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net income (loss)	$(13.3)	$14.6
Adjustments for non-cash items	72.9	28.2
Proceeds from sale of loans in excess of originations of loans sold and held for sale	8.1	5.3
Changes in balances of operating assets and liabilities	(15.6)	(1.0)
Net cash provided by operating activities	52.1	47.2

Cash flows from investing activities
Loan originations in excess of loan repayments received	(32.3)	(53.0)
Purchase of fixed assets, net of sales	(1.6)	(2.2)
Capitalization of system development costs	(5.5)	(2.5)
Net cash used in investing activities	(39.3)	(57.7)

Cash flows from financing activities
Borrowings	235.0	—
Repayments	(177.0)	—
Net stock-based activities	(0.8)	0.1
Net cash provided by financing activities	57.2	0.1

Net increase (decrease) in cash and cash equivalents and restricted cash	70.0	(10.4)
Cash and cash equivalents and restricted cash beginning of period	136.1	129.2
Cash and cash equivalents and restricted cash end of period	$206.1	$118.7

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED KEY PERFORMANCE METRICS
(unaudited)

	Month Ended(2) April 30,	Three Months Ended March 31,
	2020	2020	2019
Aggregate Originations (1) (Millions)	$41.8	$432.8	$415.8
Number of loans originated (1) (Actuals)	11,555	143,150	150,822
Active Customers (1) (Actuals)	743,232	777,194	699,650
Customer Acquisition Costs (1) (Actuals)	$574	$170	$141
Owned Principal Balance at End of Period (1) (Millions)	$1,764.9	$1,831.0	$1,523.0
Managed Principal Balance at End of Period (1) (Millions)	$2,097.7	$2,180.4	$1,811.8
Average Daily Principal Balance (1) (Millions)	$1,803.9	$1,862.1	$1,526.8
Charge-offs, net of recoveries (1) (Millions)	$13.8	$41.4	$31.3
30+ delinquent balance at end of period (1) (Millions)	$70.4	$69.9	$55.8
30+ Day Delinquency Rate (1) (%)	4.0%	3.8%	3.6%
Annualized Net Charge-Off Rate (1) (%)	9.4%	8.9%	8.3%
Operating Efficiency (%)	64.9%	60.3%	56.9%
Adjusted Operating Efficiency (%)	61.6%	57.8%	55.8%
Return on Equity (%)	9.1%	(11.0)%	16.5%
Adjusted Return on Equity (%)	7.0%	(1.0)%	10.6%
(1) Credit card amounts have been excluded from these metrics for the three months ended March 31, 2020 because they are de minimis.
(2) Amounts presented for the month ended April 30, 2020 are preliminary.

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
ABOUT NON-GAAP FINANCIAL MEASURES
(unaudited)

The press release dated May 14, 2020 contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP"). These non-GAAP financial measures include FVPF Total Revenue, Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Efficiency, Adjusted Return on Equity and Adjusted EPS.

The Company believes that the provision of these non-GAAP financial measures can provide useful measures for period-to-period comparisons of Oportun's core business and useful information to investors and others in understanding and evaluating its operating results. However, non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

Fair Value Pro Forma
Oportun has elected the fair value option to account for all loans held for investment that were originated on or after January 1, 2018, (the "Fair Value Loans"), and for all asset-backed notes issued on or after January 1, 2018, (the "Fair Value Notes"). The Company made this election because, for a fast-growing company that produces high-quality assets such as Oportun, fair value accounting brings its GAAP net income closer to the net cash flow generated by its business, and more in line with its more mature public peers. In order to facilitate comparisons to prior periods, the Company has provided financial information for the three months ended March 31, 2020 and for prior periods on a pro forma basis, or the Fair Value Pro Forma, as if the fair value option had been elected since inception for all loans originated and held for investment and all asset-backed notes issued. Upon adoption of ASU 2019-05 effective January 1, 2020, the Company elected the fair value option on all loans receivable previously measured at amortized cost.

Adjusted EBITDA
The Company defines Adjusted EBITDA as net income (loss), adjusted for the impact of the Company's election of the fair value option and further adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted EBITDA is an important measure because it allows management, investors and its board of directors to evaluate and compare operating results, including return on capital and operating efficiencies, from period to period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of Oportun's business, as it removes the effect of income taxes, certain non-cash items, variable charges and timing differences.

•
The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations.

•	The Company believes it is useful to exclude stock-based compensation expense, net of income tax, because it is a non-cash charge.

•	The Company believes it is useful to exclude depreciation and amortization expense because it is a non-cash charge.

•	The Company excludes the impact of the litigation reserve because it does not believe that this item reflects ongoing business operations.

•
The Company also reverses origination fees for Fair Value Loans, net. As a result of Oportun's election of the fair value option for Fair Value Loans, the Company recognizes the full amount of any origination fees as revenue at the time of loan disbursement in advance of collection of origination fees through principal payments. As a result, the Company believes it is beneficial to exclude the uncollected portion of such origination fees, because such amounts do not represent cash received.

•	The Company also reverses the fair value mark-to-market adjustment because it is a non-cash adjustment.

Adjusted Net Income (Loss)
The Company defines Adjusted Net Income (Loss) as net income (loss) adjusted for the impact of the Company's election of the fair value option and further adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted Net Income is an important measure of operating performance because it allows management, investors, and Oportun's board of directors to evaluate and compare its operating results, including return on capital and operating efficiencies, from period to period, excluding the after-tax impact of non-cash, stock-based compensation expense and one-time, non-recurring items such as litigation reserves.

•
The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations. The Company also includes the impact of normalized income tax expense by applying the income tax rate noted in the table.

•	The Company believes it is useful to exclude stock-based compensation expense, net of income tax, because it is a non-cash charge.

•	The Company excludes the impact of the litigation reserve, net of tax, because it does not believe that this item reflects its ongoing business operations.

Adjusted Operating Efficiency
The Company defines Adjusted Operating Efficiency as total Fair Value Pro Forma operating expenses excluding stock-based compensation expense divided by Fair Value Pro Forma Total Revenue. The Company believes Adjusted Operating Efficiency is an important measure because it allows management, investors and Oportun's board of directors to evaluate how efficient the Company is at managing costs relative to revenue.

Adjusted Return on Equity
The Company defines Adjusted Return on Equity (“ROE”) as annualized Adjusted Net Income divided by Fair Value Pro Forma average shareholders’ equity. The Company believes Adjusted ROE is an important measure because it allows management, investors and Oportun's board of directors to evaluate the profitability of the business in relation to equity and how well the Company generates income from the equity available.

Adjusted EPS
The Company defines Adjusted EPS as Adjusted Net Income divided by weighted average diluted shares outstanding. Weighted-average diluted common shares outstanding have been adjusted to reflect the conversion of all convertible preferred shares as of the beginning of each annual period.

Adjusted Tangible Book Value Per Share ("Adjusted TBVPS")
The Company defines Adjusted TBVPS as Fair Value Pro Forma total stockholders' equity, excluding intangible assets and system development costs, divided by common shares outstanding at period end. The Company believes that Adjusted TBVPS is an important measure because it provides management, investors and our Board with an assessment of value that is more conservative than Book Value Per Share in order to evaluate the financial position, capitalization, and valuation of the business in relation to total shares outstanding at the end of the period. We believe it is important to exclude intangibles, as these would not have standalone value outside the context of the business.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
	As Reported	FV Adjustments	FV Pro Forma	As Reported	FV Adjustments	FV Pro Forma
Revenue:
Interest income	$150.7	$—	$150.7	$126.7	$(0.9)	$125.8
Non-interest income	12.7	—	12.7	11.6	—	$11.6
Total revenue	163.4	—	163.4	138.3	(0.9)	137.4
Less:
Interest expense	16.4	(0.5)	15.9	14.6	(0.3)	14.3
Provision (release) for loan losses	—	—	—	(0.4)	0.4	—
Net decrease in fair value	(66.5)	11.7	(54.8)	(25.4)	(7.9)	(33.3)
Net revenue	80.6	12.1	92.7	98.7	(8.8)	89.8

Operating expenses:
Technology and facilities	30.8	—	30.8	21.6	—	21.6
Sales and marketing	24.8	—	24.8	21.3	—	21.3
Personnel	25.6	—	25.6	18.9	—	18.9
Outsourcing and professional fees	13.6	—	13.6	13.5	—	13.5
General, administrative and other	3.8	—	3.8	3.4	—	3.4
Total operating expenses	98.6	—	98.6	78.7	—	78.7

Income (loss) before taxes	(18.0)	12.1	(5.9)	20.0	(8.8)	11.1
Income tax expense (benefit)	(4.7)	3.6	(1.1)	5.4	(2.4)	3.0
Net income (loss)	$(13.3)	$8.5	$(4.8)	$14.6	$(6.5)	$8.1

Adjusted Earnings (Loss) per Common Share			$(0.04)			$0.43
Diluted Adjusted Weighted Average Common Shares			27,015,730			22,389,387

	Month Ended April 30, 2020(1)
	As Recorded	FV Adjustments	FV Pro Forma
Revenue
Total Revenue	$48.6	$—	$48.6
Less:
Interest Expense	4.6	(0.1)	4.6
Decrease in fair value	(7.3)	(2.8)	(10.1)
Net revenue	36.7	(2.8)	34.0
Total operating expenses	31.6	—	31.6
Income before taxes	5.2	(2.8)	2.4
Income tax expense	1.5	(0.8)	0.7
Net income	$3.6	$(1.9)	$1.7
(1) Amounts presented for the month ended April 30, 2020 are preliminary.

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	March 31, 2020			March 31, 2019
	As Reported	FV Adjustments	FV Pro Forma	As Reported	FV Adjustments	FV Pro Forma
Assets
Cash and cash equivalents	$144.8	$—	$144.8	$58.1	$—	$58.1
Restricted cash	61.3	—	61.3	60.6	—	60.6
Loans receivable	1,760.5	—	1,760.5	1,557.5	13.5	1,571.0
Other assets	150.7	—	150.7	131.1	(4.7)	126.5
Total assets	2,117.3	—	2,117.3	1,807.4	8.8	1,816.2

Liabilities
Total debt	1,477.8	(10.6)	1,467.2	1,316.4	0.7	1,317.0
Other liabilities	156.0	3.6	159.6	127.9	3.0	130.8
Total liabilities	1,633.8	(7.0)	1,626.8	1,444.2	3.6	1,447.9
Total stockholders' equity	483.5	7.0	490.5	363.2	5.2	368.3
Total liabilities and stockholders' equity	$2,117.3	$—	$2,117.3	$1,807.4	$8.8	$1,816.2

	April 30, 2020(1)
	As Recorded	FV Adjustments	FV Pro Forma
Assets
Cash and cash equivalents	$132.3	$—	$132.3
Restricted cash	52.4	—	52.4
Loans receivable	1,680.7	—	1,680.7
Other assets	154.0	—	154.0
Total Assets	2,019.3	—	2,019.3

Liabilities
Total debt	1,389.5	(7.8)	1,381.6
Other liabilities	141.1	2.6	143.7
Total Liabilities	1,530.5	(5.2)	1,525.3
Total stockholders' equity	488.8	5.2	494.0
Total liabilities and stockholders' equity	$2,019.3	$—	$2,019.3
(1) Amounts presented for the month ended April 30, 2020 are preliminary.

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Month Ended(1) April 30,	Three Months Ended March 31,
Adjusted EBITDA	2020	2020	2019
Net income (loss)	$3.6	$(13.3)	$14.6
Adjustments:
Fair Value Pro Forma net income adjustment	(1.9)	8.5	(6.5)
Income tax expense (benefit)	0.7	(1.1)	3.0
Depreciation and amortization	1.6	4.7	2.9
Stock-based compensation expense	1.6	4.2	2.0
Origination fees for Fair Value Loans, net	1.5	1.5	0.8
Fair value mark-to-market adjustment	(3.7)	13.4	2.1
Adjusted EBITDA	$3.4	$17.9	$18.9

	Month Ended(1) April 30,	Three Months Ended March 31,
Adjusted Net Income	2020	2020	2019
Net income (loss)	$3.6	$(13.3)	$14.6
Adjustments:
Fair Value Pro Forma net income adjustment	(1.9)	8.5	(6.5)
Income tax expense (benefit)	0.7	(1.1)	3.0
Stock-based compensation expense	1.6	4.2	2.0
Adjusted income (loss) before taxes	4.0	(1.7)	13.1
Normalized income tax expense (benefit)	1.2	(0.5)	3.5
Adjusted Net Income (Loss)	$2.8	$(1.2)	$9.6
(1) Amounts presented for the month ended April 30, 2020 are preliminary.

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	Three Months Ended March 31,
GAAP Earnings (Loss) per Share	2020	2019
Net income (loss)	$(13.3)	$14.6
Less: Net income allocated to participating securities (1)	—	(12.9)
Net income (loss)attributable to common stockholders	$(13.3)	$1.7

Basic weighted-average common shares outstanding	27,015,730	2,938,006
Weighted average effect of dilutive securities:
Stock options	—	317,433
Restricted stock units	—	46,512
Warrants	—	12,436
Diluted weighted-average common shares outstanding	27,015,730	3,314,387

Earnings (loss) per share:
Basic	$(0.49)	$0.57
Diluted	$(0.49)	$0.51

	Three Months Ended March 31,
Adjusted Earnings (Loss) Per Share	2020	2019
Diluted earnings (loss) per share	$(0.49)	$0.51

Adjusted Net Income (Loss)	$(1.2)	$9.6

Basic weighted-average common shares outstanding	27,015,730	2,938,006
Weighted-average common shares outstanding based on assumed convertible preferred conversion	—	19,075,000
Weighted average effect of dilutive securities:
Stock options	—	317,433
Restricted stock units	—	46,512
Warrants	—	12,436
Diluted adjusted weighted-average common shares outstanding	27,015,730	22,389,387

Adjusted Earnings (Loss) Per Share	$(0.04)	$0.43
(1) In a period of net income, both earnings and dividends (if any) are allocated to participating securities. In a period of net loss, only dividends (if any) are allocated to participating securities.

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	April 30, 2020(2)	March 31, 2020	December 31, 2019
Adjusted Tangible Book Value Per Share
Stockholders' equity	$488.8	$483.5	$488.8
Adjustments:
Fair Value Pro Forma stockholders' equity adjustment	5.2	7.0	(1.5)
Intangible assets, net (1)	(22.8)	(21.7)	(18.5)
Adjusted Tangible Book Value	$471.2	$468.8	$468.8

Total common shares outstanding at end of period	27,171,802	27,143,797	27,003,157

Book Value Per Share	$17.99	$17.81	$18.10
Adjusted Tangible Book Value Per Share	$17.34	$17.27	$17.36
(1) Intangible assets, net consists of trademarks and internally developed software, net.
(2) Amounts presented for the month ended April 30, 2020 are preliminary.

Note: Numbers may not foot or cross-foot due to rounding.